                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     First Financial Caribbean Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [FFCC LOGO]





                            NOTICE OF STOCKHOLDERS

                             1997 ANNUAL MEETING

                             AND PROXY STATEMENT

                     FIRST FINANCIAL CARIBBEAN CORPORATION

                                 March 17, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of First Financial Caribbean Corporation. The meeting will be held at the Fifth Floor of The Doral Building, 650 Munoz Rivera Avenue, San Juan, Puerto Rico on Wednesday, April 16, 1997. The meeting will begin promptly at 11:00 a.m., local time. We urge you to attend. First Financial Caribbean Corporation's management considers the Annual Meeting an excellent opportunity to discuss your corporation's progress.

     During the business part of the meeting, we will address (i) the election of directors, (ii) a proposal to approve the Corporation's 1997 Employee Stock Option Plan, (iii) the ratification of auditors for 1997, and (iv) such other business as may properly come before the meeting or any adjournment thereof.

     I look forward to talking with you about the results of First Financial Caribbean Corporation for 1996 and our plans for the future. As a stockholder, you will have the opportunity to ask questions during the meeting.

     We urge you to review the Proxy Statement and complete, sign and return your proxy card in the envelope provided, even if you plan to attend the meeting. Your vote is important, and the prompt return of your proxy card will ensure that your vote is counted. The participation of the owners of the business in its affairs is an essential ingredient of First Financial Caribbean Corporation's vitality. Please note that sending us your proxy will not prevent you from voting in person at the meeting should you so desire.

     We appreciate your interest and investment in First Financial Caribbean Corporation, and hope to see you at the Annual Meeting.

                                         Sincerely,

                                         /s/ Salomon Levis

                                         Salomon Levis
                                         Chairman of the Board and
                                         Chief Executive Officer

                     FIRST FINANCIAL CARIBBEAN CORPORATION
                           1159 F.D. Roosevelt Avenue
                          San Juan, Puerto Rico 00920

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    To Be Held On Wednesday, April 16, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Financial Caribbean Corporation (the "Corporation") will be held at the Fifth Floor of The Doral Building, 650 Munoz Rivera Avenue, San Juan, Puerto Rico on Wednesday, April 16, 1997, at 11:00 a.m., local time, to consider and act upon the following proposals:

        1. The election of eight directors of the Corporation;

        2. The approval of the Corporation's 1997 Employee Stock Option Plan;

        3. The ratification of the selection of Price Waterhouse as the Corporation's independent accountants for the fiscal year ending December 31, 1997; and

        4. Such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on March 7, 1997 are entitled to notice of, and to vote at, the Annual Meeting and any and all adjournments thereof. A list of these stockholders will be available for inspection for a period of 10 days prior to the Annual Meeting at the office of the Corporation at 1159 F.D. Roosevelt Avenue, San Juan, Puerto Rico, and will also be available for inspection at the meeting itself.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                                       By order of the Board of Directors,

                                               /s/ Richard F. Bonini

                                       Richard F. Bonini
                                       Senior Executive Vice President
                                       and Secretary

Dated: March 17, 1997

                     FIRST FINANCIAL CARIBBEAN CORPORATION
                           1159 F.D. ROOSEVELT AVENUE
                          SAN JUAN, PUERTO RICO 00920

                           -------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished to the holders of the Common Stock, $1.00 par value (the "Common Stock") of First Financial Caribbean Corporation, a Puerto Rico corporation (the "Corporation") in connection with the solicitation by and on behalf of the Board of Directors of proxies for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, April 16, 1997 and at any adjournment thereof, for the purposes set forth in the accompanying notice of meeting. It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to stockholders commencing on or about March 17, 1997.

                                    GENERAL

     Each holder of a share of Common Stock of the Corporation will be entitled to one vote for each share held of record by such person as of the close of business on March 7, 1997, which is the record date fixed by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum at the meeting. On the record date, the Corporation had 9,111,092 shares of Common Stock outstanding and eligible to vote. The shares represented by each properly executed proxy in the accompanying form received by the Board of Directors will be voted at the Annual Meeting or any adjournment thereof in accordance with the instructions specified therein. If no instructions are made, such shares will, except as otherwise provided in the next succeeding paragraph, be voted (i) for the election of the eight nominees for directors named in this Proxy Statement,
(ii) for the approval of the Corporation's 1997 Employee Stock Option Plan,
(iii) for the ratification of the selection of Price Waterhouse as the independent accountants for the Corporation for the fiscal year ending December 31, 1997, and (iv) in the proxyholders' discretion on any other matters that may properly come before the Annual Meeting. Each of the above proposals is an independent proposal and is not contingent on the adoption of another proposal. The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting except for procedural matters incident to the conduct of the meeting. Execution of a proxy, however, confers on the designated proxyholder discretionary authority to vote the shares in accordance with his or her best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof. Any proxy received in the accompanying form may be revoked by the person executing it at any time before the authority thereby granted is exercised by giving written notice of revocation to the Secretary of the Corporation, by giving a later-dated proxy at any time before the voting or by voting by ballot in person at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Corporation to act as inspectors of election for the meeting. The inspectors of election will treat abstentions, including for purposes of determining the presence of a quorum, as shares that are present and entitled to vote at the Annual Meeting. Shares with respect to which a broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote on a particular matter ("broker non-votes"), will not be considered as present and entitled to vote with respect to that matter but will be considered as present and entitled to vote for purposes of determining the presence of a quorum. Therefore, with respect to all matters to be voted on by the stockholders at the Annual Meeting except for the election of directors, abstentions will have the same effect as a vote against the matter. Abstentions will have no legal effect on the election of directors. Broker non-votes will have no legal effect with respect to any matters to be voted upon by the stockholders.

     The cost of soliciting proxies for the Annual Meeting will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone, by officers and employees of the Corporation who will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at the expense of the Corporation by brokers, nominees, custodians and other similar parties.

             SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

     The following table sets forth as of March 3, 1997, certain information with respect to the beneficial ownership of the Corporation's Common Stock for each director, nominee for director, executive officer and 5% shareholder of the Corporation, for all directors and executive officers of the Corporation as a group and for certain other investors. See "Certain Relationships and Related Transactions."

                                                                    AMOUNT AND NATURE           PERCENT
                  NAME OF BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP(1)      OF CLASS
                  ------------------------                      --------------------------      --------
Management
Salomon Levis(2)(3).........................................              284,342                  3.12%
Luis Alvarado...............................................               22,500                    (6)
Richard F. Bonini...........................................              110,710                  1.22%
Ernesto Carattini...........................................               17,744                    (6)
Mario S. Levis(2)...........................................               42,000                    (6)
Zoila Levis(2)..............................................               85,736                  1.00%
Ricardo Melendez............................................                   --                    --
Frederick C. Teed...........................................                  200                    (6)
Edison Velez................................................                   --                    --
Jose G. Vigoreaux...........................................                   --                    --
Edgar M. Cullman, Jr.(4)(5).................................            1,490,715                 16.36%
Frederick M. Danziger(4)(5).................................            1,490,715                 16.36%
John L. Ernst(4)(5).........................................            1,490,715                 16.36%
A. Brean Murray.............................................                   --                    --
Victor M. Pons, Jr..........................................                   --                    --
All directors, nominees and executive officers as a group,
  consisting of 15 persons, including those named above.....            2,053,947                 22.54%

                                                                    AMOUNT AND NATURE           PERCENT
                  NAME OF BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP(1)      OF CLASS
                  ------------------------                      --------------------------      --------
Other Principal Holders
Edgar M. Cullman(5)(7)......................................            1,490,715                 16.36%
387 Park Avenue South
New York, N.Y. 10016
Louise B. Cullman(5)(7).....................................            1,490,715                 16.36%
387 Park Avenue South
New York, N.Y. 10016
Susan B. Cullman(5)(7)......................................            1,490,715                 16.36%
387 Park Avenue South
New York, N.Y. 10016
Lucy C. Danziger(5)(7)......................................            1,490,715                 16.36%
2 East 73rd Street
New York, N.Y. 10021
Cullman and Ernst Group(8)..................................            1,490,715                 16.36%
387 Park Avenue South
New York, N.Y. 10016
David Levis(2)..............................................              206,906                  2.27%
1159 F.D. Roosevelt Avenue
San Juan, PR 00920
Levis Family(2).............................................              618,984                  6.79%
1159 F.D. Roosevelt Avenue
San Juan, PR 00920
Wellington Management Company(9)............................              807,200                  8.86%
75 State Street
Boston, MA 02109

---------------------

     (1) The information contained in the table is based on share ownership as of March 3, 1997. This information has been obtained from filings made with the Securities and Exchange Commission (the "Commission") and information provided by the persons named above and reflects the definition of beneficial ownership adopted by the Commission except as noted below. Beneficial ownership and percent of class shown is sole investment and voting power, except as reflected in other footnotes hereto and except that (i) shares shown for Messrs. Cullman, Jr., Danziger and Ernst under "Management" and for Edgar M. Cullman, Louise B. Cullman, Susan R. Cullman and Lucy C. Danziger under "Other Principal Holders" include all shares owned by the Cullman and Ernst Group, including shares with respect to which the named person has no investment or voting power other than the informal understanding referred to in the final sentence under footnote (8) below and (ii) shares shown as owned by the Levis Family under "Other Principal Holders" include all shares owned by Salomon Levis, Zoila Levis, David Levis, and Mario S. Levis even though as stated in footnote (2) below each of such persons disclaims any beneficial interest in the shares of Common Stock owned by the others. Where more than one person shares investment and voting power in the same shares or if such shares are owned by any member of the Cullman and Ernst Group such shares are shown more than once. Such shares are reflected only once, however, in the total for all directors and officers as a group.

     (2) Salomon Levis, the current Chairman of the Board and Chief Executive Officer of the Corporation, Zoila Levis, the President of the Corporation and David Levis, a director emeritus of the Corporation and the former Chairman of the Board and Chief Executive Officer of the Corporation, are siblings. Mario S. Levis is the son of David Levis and the nephew of Salomon Levis and Zoila Levis. As of March 3, 1997, Salomon Levis, Zoila Levis, David Levis and Mario S. Levis owned an aggregate of 618,984 shares of Common Stock or approximately 6.79% of the outstanding Common Stock of the Corporation. On October 5 1995, Salomon Levis, Zoila Levis, Mario S. Levis and David Levis filed a Schedule 13D with the Commission stating that there is no agreement or understanding among the members of the Levis family regarding the holding or voting of the shares of Common Stock held by them other than an informal understanding to consult with each other regarding the voting and disposition of the shares of Common Stock owned by each of them. The
Schedule 13D disclaims that the persons filing the Schedule 13D constitute a group for purposes of the Securities Exchange Act of 1934 and states that each such person has sole voting and investment power with respect to the respective shares of Common Stock owned by them and each disclaims any beneficial interest in the shares of Common Stock owned by the others.

     (3) Includes 12,702 shares of Common Stock owned by Nancy Hernandez, the wife of Salomon Levis.

     (4) Included in the shares of Common Stock shown as beneficially owned by Mr. Danziger are 103,068 shares in which he holds shared investment and/or voting power; included in the shares of Common Stock shown as beneficially owned by Mr. Cullman, Jr. are 620,196 shares in which he holds shared investment and/or voting power and; included in the shares of Common Stock shown as beneficially owned by Mr. Ernst are 100,583 shares in which he holds shared investment and/or voting power. Also included in the case of Messrs. Cullman, Jr., Danziger and Ernst, respectively, are 812,499, 1,371,105 and 1,377,568 shares of Common Stock held by the Cullman and Ernst Group with respect to which such person holds no investment or voting power other than the informal understanding referred to in the final sentence under footnote (8) below. Voting and investment power over certain of such shares is held by more than one such person. Messrs. Ernst, Danziger and Cullman, Jr. disclaim beneficial ownership of all shares over which there is shared investment and/or voting power and Cullman and Ernst Group shares not owned by such person directly.

     (5) Member of the Cullman and Ernst Group. Edgar M. Cullman is the father of Edgar M. Cullman, Jr., Susan R. Cullman and Lucy C. Danziger, the husband of Louise B. Cullman, and the uncle of John L. Ernst. Lucy C. Danziger is the wife of Frederick M. Danziger.

     (6) Represents less than 1%.

     (7) Included within the shares of Common Stock shown as beneficially owned by Mr. Edgar M. Cullman, Mrs. Louise B. Cullman, Ms. Susan R. Cullman and Mrs. Lucy C. Danziger are, respectively, 687,418, 547,022, 602,664, and 642,292 shares in which such person holds shared voting and/or investment power. Also included in the shares of Common Stock as to each such person, respectively, are 742,649, 870,283, 859,196 and 778,161 shares held by the Cullman and Ernst Group with respect to which such person holds no investment or voting power other than the informal understanding referred to in the final sentence under footnote (8) below. Each such person disclaims beneficial ownership of all shares not owned by such person directly.

     (8) As of March 3, 1997, a group consisting of Edgar M. Cullman, his son Edgar M. Cullman, Jr., a director of the corporation, direct members of their families and trusts for their benefit, Mr. John L. Ernst, also a director of the Corporation, his sister and direct members of their families and trusts for their benefit and partnerships in which members of the Cullman and Ernst families hold substantial direct and indirect interests own an aggregate of 1,490,715 shares of Common Stock or approximately 16.36% of the outstanding Common Stock. Among others, Messrs. Cullman and Cullman, Jr. and their wives, Mr. Ernst and to a lesser extent Mr. Danziger (who is a member of the Cullman and Ernst Group and a director of the Corporation), hold investment and voting power or shared investment and voting power over such shares. Mr. Danziger is the brother-in-law of Mr. Edgar M. Cullman, Jr. A Schedule 13D filed with the Commission on behalf of the Cullman and Ernst Group states that there is no formal agreement governing the group's holding and voting of such shares, but that there is an informal understanding that the persons and entities included in the group will hold and vote together the shares owned by each of them in each case subject to any applicable fiduciary responsibilities.

     (9) According to a Schedule 13G filed with the Commission on behalf of Wellington Management Company ("WMC"), WMC, in its capacity as investment adviser, may be deemed the beneficial owner of the shares reported, which are owned by investment advisory clients of WMC. According to the Schedule 13G, no such client was known to beneficially own more than 5% of the outstanding shares of the Corporation's Common Stock.

                   ELECTION OF DIRECTORS AND RELATED MATTERS

ELECTION OF DIRECTORS

     At the Annual Meeting, eight directors comprising the entire Board of Directors of the Corporation are to be elected. The Board of Directors has proposed the nominees listed below for election as directors to serve until the 1998 Annual Meeting or until their successors are duly elected and qualified.

     The directors must be elected by a majority of the votes cast in person or by proxy by stockholders entitled to vote at the Annual Meeting. Therefore, abstentions and broker non-votes will not have an effect on the election of directors of the Corporation. Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby (other than proxies which reflect broker non-votes) will be voted for the election of the nominees listed below, unless for any reason not now known by the Corporation, any of such nominees should not be able to serve, in which case the proxies shall be voted for a substitute nominee or nominees who will be designated by the Board of Directors. If no substitute nominees are available, the size of the Board of Directors will be reduced.

     Other than Mr. Bonini's employment agreement, which requires the Board of Directors of the Corporation to nominate him for election as a director, there are no arrangements or understandings between the Corporation and any person pursuant to which such person has been elected a director.

     The following table sets forth as of March 3, 1997, certain information with respect to each nominee for director.

                                                                                              DIRECTOR
NAME                                     PRINCIPAL OCCUPATION AND OTHER INFORMATION            SINCE
----                                     ------------------------------------------            -----
Salomon Levis(1)                 Chairman of the Board and Chief Executive Officer of the       1988
                                 Corporation since February 1990; Chairman of the Board and
                                 Chief Executive Officer of Doral Federal Savings Bank, a
                                 wholly-owned subsidiary of the Corporation; Chairman of the
                                 Board, Doral Mortgage Corporation and AAA Financial
                                 Services Corporation, each a wholly owned subsidiary of the
                                 Corporation; President and Chief Executive Officer of the
                                 Corporation (1989-1991); Chairman of the Board, Doral
                                 Mortgage Corporation, a wholly-owned subsidiary of the
                                 Corporation (1988-1990); President and Chief Operating
                                 Officer, Doral Mortgage Corporation (1985-1988); President
                                 of RSC Corp. a wholly-owned subsidiary of the Corporation
                                 (1979-1988). Age 54.
Richard F. Bonini                Senior Executive Vice President of the Corporation since       1976
                                 1988; Chief Financial Officer of Corporation since April
                                 1996 and Secretary of the Corporation since December 1991;
                                 Director and Secretary of Doral Federal Savings Bank;
                                 Secretary of Doral Mortgage Corporation for more than the
                                 past five years; Consultant to Culbro Corporation
                                 (1989-1990); Senior Vice President, Culbro Corporation and
                                 Vice President of the Corporation (1976-1988); Director,
                                 Search Capital Group (automobile financing). Age 58.
Edgar M. Cullman, Jr.(2)         Chief Executive Officer of Culbro Corporation since April      1988
                                 1996 and President, Culbro Corporation since 1984,
                                 Executive Vice President, Culbro Corporation (1983-1984);
                                 President, General Cigar & Tobacco Co. (1980-1983);
                                 Director, Culbro Corporation. Age 51.

                                                                                              DIRECTOR
NAME                                     PRINCIPAL OCCUPATION AND OTHER INFORMATION            SINCE
----                                     ------------------------------------------            -----
Frederick M. Danziger            Of-Counsel, Latham & Watkins (attorneys) from December 1995    1988
                                 to present; Member, Mudge Rose Guthrie Alexander & Ferdon
                                 (attorneys) from July 1974 to September 30, 1995; Director,
                                 Culbro Corporation, Monro Muffler/Brake, Inc., Ryan
                                 Instruments, L.P. (general partner), Bloomingdale
                                 Properties, Inc. (investments and real estate), and Centaur
                                 Communications Ltd. Age 57.
John L. Ernst(2)                 Chairman of the Board and President of Bloomingdale            1989
                                 Properties, Inc., since September 1984; Director, Culbro
                                 Corporation. Age 56.
Zoila Levis(1)                   President of the Corporation since August 12, 1991;            1991
                                 Director of Doral Federal Savings Bank and AAA Financial
                                 Services Corporation; Executive Vice President of the
                                 Corporation from January 1, 1990 to August 11, 1991;
                                 President of Z. Levis Assoc. (real estate development) from
                                 January 1, 1985 to December 31, 1989. Age 49.
A. Brean Murray                  Chairman of the Board and Chief Executive Officer of Brean     1994
                                 Murray & Co., Inc., an investment banking firm for more
                                 than the past five years; Director, American Asset
                                 Management (money management), BMI Capital Corp. (asset
                                 management), Blyth Holdings Inc. (money management) and
                                 Search Capital Group (automobile financing). Age 59.
Victor M. Pons, Jr.              Attorney in private practice since 1992; Chief Justice of      1994
                                 the Supreme Court, Commonwealth of Puerto Rico (1985-1992).
                                 Age 61.

---------------

     (1) Zoila Levis is the sister of Salomon Levis.

     (2) Edgar M. Cullman, Jr. and John L. Ernst are cousins. Frederick M. Danziger is the brother-in-law of Edgar M. Cullman, Jr.

DIRECTORS' MEETINGS, COMMITTEES AND FEES

     The Board of Directors held seven meetings during the year ended December 31, 1996. Each director attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he or she served during such period. Members of the Board of Directors who are not employees of the Corporation receive a fee of $10,000 per year plus $800 for each Board of Directors and committee meeting attended. No separate fees are paid for committee meetings attended on the same day as a Board meeting. The Corporation has obtained directors and officers liability insurance for its directors and officers. The Corporation's Certificate of Incorporation contains a provision that exempts directors from personal liability for monetary damages to the Corporation or its shareholders for violations of the duty of care, to the fullest extent permitted by the Puerto Rico General Corporation Law. The Corporation has also agreed to indemnify its directors and officers for certain liabilities to the fullest extent permitted by Puerto Rico law.

     The Board of Directors has standing Audit and Compensation Committees. The Audit Committee and the Compensation Committee held one meeting each during 1996. The Board does not have a standing nominating committee or other committee performing a similar function.

     The Audit Committee reviews audit reports and the scope of the audit by both the Corporation's staff and its independent accountants and related matters pertaining to the preparation and examination of the Corporation's financial statements. The committee also makes recommendations to the Board of Directors with respect to the foregoing matters as well as with respect to the appointment of the Corporation's independent accountants. The members of the Audit Committee are Messrs. Pons, and Cullman, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Danziger, Ernst and Murray, neither of whom is or was during 1996 an executive officer of the Corporation. Since January 1, 1996, none of the executive officers of the Corporation has served as a director, executive officer or compensation committee member of another entity which had an executive officer who served as a compensation committee member or director of the Corporation.

     Mr. Murray, a nominee for director of the Corporation, is the Chairman of the Board and Chief Executive Officer of Brean Murray & Co., Inc., an investment banking firm which in the past has rendered investment banking services to the Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1996, Aidiliza Levis, the daughter of David Levis, the former Chairman of the Board and a director emeritus of the Corporation, sister of Mario S. Levis, an Executive Vice President and Treasurer of the Corporation, and the niece of Salomon Levis and Zoila Levis, the Chairman of the Board and President, respectively, of the Corporation, was employed as the President of Centro Hipotecario, Inc., a wholly-owned subsidiary of the Corporation and received compensation of $199,275 (including contributions to the Corporation's Target Benefit Pension Plan).

     See also "Compensation Committee Interlocks and Insider Participation" for certain relationships involving A. Brean Murray, a nominee for director of the Corporation.

     Sana Investment, Inc. ("Sana"), a mortgage brokerage firm wholly-owned by Nancy Hernandez, the wife of Salomon Levis and the former President of Doral Mortgage Corporation, refers mortgage loans to the Corporation. Brokerage fees payable to Sana in connection with mortgage loans originated through Sana and closed by the Corporation are payable by the customer and not by the Corporation. Sana also owns a 40% interest in Hector Lavergne, Inc., a realty firm whose clients, from time to time, obtain financing from the Corporation. During 1996, Doral Federal Savings Bank ("Doral Federal"), a wholly-owned subsidiary of the Company paid brokerage fees of $5,360 to Hector Lavergne, Inc., in connection with the leasing of branch facilities by Doral Federal. The Corporation believes that all loans originated through Sana or made to clients of Hector Lavergne, Inc. were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions originated directly by the Corporation, or, in the case of Sana, referred to the Corporation by other unrelated mortgage brokerage firms. Under the community property laws of Puerto Rico, Salomon Levis is deemed to have a 50% interest in all property owned by the conjugal partnership composed of Salomon Levis and Nancy Hernandez, including her stock ownership in Sana.

     From time to time, the Corporation makes mortgage loans to persons who purchase homes in residential housing projects developed by Lema Development, S.E. or other entities controlled by Arturo Madero, the spouse of Zoila Levis, the President of the Corporation. All such loans have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions for persons purchasing homes in projects developed by unaffiliated persons and management believes that such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

     In December 1990, the Corporation sold real estate owned as a result of foreclosure ("REO") consisting of 89 residential properties containing 104 housing units with a cost of approximately $4.7 million including previously incurred rehabilitation costs and construction interest to Puerto Rico Island Rental Limited Dividend Partnership, S.E., a Puerto Rico partnership (the "Partnership") formed under a private syndication. The general partner of the Partnership was a corporation that was unrelated to the Corporation or its officers or directors. Several members of senior management of the Corporation, including Salomon Levis, Chairman of the Board of the Corporation, Zoila Levis, the current President of the Corporation, Luis Alvarado, an Executive Vice President of the Corporation and Mario S. Levis, currently an Executive Vice President and Treasurer of the Corporation, invested as limited partners. In December 1991, Salomon Levis and Zoila Levis sold their interests in the Partnership to unrelated third parties at cost. The Corporation also invested approximately $135,000 in the Partnership, and owns a 15% interest in the Partnership which is included at cost in "Other Assets" in the Corporation's financial statements. The REO was sold to the Partnership for $4.7 million which was based on an estimate of the market value of the REO as reflected in an independent appraisal report. The appraisal took into consideration the cost of the improvements to be made which were reflected in the sales price to the Partnership. The Corporation believes that the sales price of the REO was comparable to that which the Corporation could have obtained in arm's length transactions with unaffiliated parties. Approximately $600,000 of the purchase price was paid in cash at the closing of the sale of the REO and the remainder was evidenced by promissory notes (the "Notes") of the Partnership issued to the Corporation in the amount of approximately $4.1 million. The Notes bear interest payable on the first day of each month commencing on March 1, 1991, at the prime rate of Citibank, N.A. (with a maximum and minimum rate of 13.5% and 9%, respectively) and mature on April 1, 2006. During December 1990, February 1991 and March 1992, the Corporation sold a total of $2.8 million principal amount of the Notes to a Puerto Rico financial institution. The sale of the Notes was with recourse to the Corporation.

     As of December 31, 1996, the principal balance of the Notes held by the Corporation was approximately $1.8 million. At December 31, 1996, the Partnership also owed the Corporation approximately $541,000, in past due interest and approximately $1.1 million for advances made by the Corporation on behalf of the Partnership. The Corporation has reserved approximately $1.7 million during the past four years for possible losses from amounts due from the Partnership. Accordingly, at December 31, 1996, the Corporation's balance sheet only reflected the principal balance of the Notes due from the Partnership of approximately $1.8 million. At December 31, 1996, the Partnership had a net capital deficiency of approximately $2.1 million.

     On July 31, 1992, pursuant to a mutual agreement between the Corporation and the general partner, due to what the Corporation believed was unsatisfactory performance, the general partner withdrew from the Partnership and a new non-profit corporation became the general partner. The Board of Directors of the new non-profit corporation is composed of three members of the Corporation's senior management. In connection with such withdrawal, the Corporation agreed to indemnify the original general partner from certain liabilities incurred during the period it acted as general partner.

     Doral Federal and AAA Financial Services Corporation ("AAA Financial"), each a wholly-owned subsidiary of the Corporation has had, and expects to have in the future, banking or securities transactions in the ordinary course of business with directors and executive officers of the Corporation. All extensions of credit to any of such persons by Doral Federal or AAA Financial have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management of such entities, do not involve more than the normal risk of collectibility or present other unfavorable features.

     The following table sets forth certain information with respect to mortgage loans made by the Corporation or other wholly-owned mortgage banking subsidiaries of the Corporation, to executive officers of the Corporation and to certain related interests of directors and executive officers of the Corporation, including the Partnership. The table does not include loans made prior to January 1, 1996 that have been sold to investors and are, therefore, no longer owned by the Corporation. Except for the loan to the Partnership, these loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons. Except for the loan to the Partnership, management believes that such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

                           YEAR LOAN      HIGHEST PRINCIPAL       PRINCIPAL BALANCE      INTEREST
    NAME AND POSITION        MADE         AMOUNT DURING 1996       AS OF 12/31/96          RATE
    -----------------        ----         ------------------       --------------        --------
Puerto Rico Island Rental    1990             $1,800,000(1)          $1,800,000            9.00%
  Limited Dividend
     Partnership, S.E.(2)
Aidiliza Levis(3)            1996             $  420,000(1)          $  420,000             7.5%
Arturo Madero(4)             1996             $  121,520(1)          $  121,090             8.5%
Ricardo Melendez(5)          1996             $  178,196(1)          $  177,884           8.125%
Edison Velez(6)              1995             $   24,653(7)          $   16,385            9.75%

---------------------

     (1) First mortgage.

     (2) Refer to information set forth above for information regarding this transaction.

     (3) Aidiliza Levis is the niece of Salomon Levis and Zoila Levis and the sister of Mario S. Levis. She is also the President of Centro Hipotecario, Inc., a wholly-owned subsidiary of the Company.

     (4) Arturo Madero is the husband of Zoila Levis.

     (5) Ricardo Melendez is a Vice President and Controller of the Corporation.

     (6) Edison Velez is the President of Doral Mortgage Corporation.

     (7) Second Mortgage.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is supplied with respect to the executive officers of the Corporation who do not serve on the Corporation's Board of Directors. There are no arrangements or understandings pursuant to which any of such executive officers was selected as an officer, except for their employment agreements entered into with the Corporation and described under "Employment Agreements and Other Compensation Arrangements" and none of such executive officers is related to any other director or executive officer of the Corporation by blood, marriage or adoption, except that Mario S. Levis is the nephew of Salomon Levis and Zoila Levis.

                                                PRINCIPAL OCCUPATION
            NAME                             DURING THE PAST FIVE YEARS                  AGE
            ----                             --------------------------                  ---
Luis A. Alvarado              Executive Vice President of the Corporation since 1985;    48
                              Director of Doral Federal Savings Bank; Chief Financial
                              Officer of the Corporation from 1985 to April 1996;
                              President of Doral Federal Savings Bank, a wholly-owned
                              subsidiary of the Corporation from September 1993 until
                              April 1996; Senior Vice President and Controller of the
                              Corporation (1980-1985).
Ernesto Carattini             President of HF Mortgage Bankers Division since September  49
                              1995; Executive Vice President of Doral Mortgage
                              Corporation for more than five years prior thereto.
Mario S. Levis                Executive Vice President of the Corporation since          33
                              September 1995; Treasurer of the Corporation since
                              December 1991; Director of AAA Financial Services
                              Corporation; Executive Vice President of Doral Mortgage
                              Corporation; Senior Executive Trader of the Corporation
                              from 1988 to December 1991. Trader, Merrill Lynch Pierce
                              Fenner & Smith Incorporated (1987-1988).
Ricardo Melendez              Vice President and Controller of the Corporation since     38
                              October 1995; Chief Financial Officer of Doral Federal
                              Savings Bank, a wholly-owned subsidiary of the
                              Corporation from September 1993 to July 1995; Senior
                              Assistant to CEO and CFO of the Corporation from May 1991
                              to September 1993; Audit Manager and Senior Auditor,
                              Price Waterhouse from July 1986 to May 1991.
Frederick C. Teed             Executive Vice President -- Banking Operations since       39
                              March 1, 1996; Federal Thrift Regulator, Office of Thrift
                              Supervision, Department of the Treasury, for more than
                              five years prior thereto.
Edison Velez                  President of Doral Mortgage Corporation since September    35
                              1995, Senior Vice President of Doral Mortgage Corporation
                              for more than five years prior thereto.
Jose G. Vigoreaux             President of Doral Federal Savings Bank, a wholly owned    45
                              subsidiary of the Corporation since April 1996; Director
                              of Doral Federal Savings Bank, Vice President and Chief
                              Financial Officer, Doral Federal Savings Bank, July 1995
                              to March 1996, Vice President-Operations September 1993
                              to June 1995, President, Caribbean Federal Savings Bank
                              from August 1990 to August 1993.

                             EXECUTIVE COMPENSATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on reports filed with the Securities and Exchange Commission and information obtained from the officers and directors of the Corporation, the Corporation is not aware of any failure by the executive officers or directors of the Corporation to file on a timely basis any reports required to be filed by
Section 16(a) of the Securities Exchange Act of 1934 with respect to beneficial ownership of shares of the Corporation except for Mr. Frederick C. Teed, who filed late the initial report required to be filed in connection with becoming an executive officer.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Policies. The compensation policy of the Corporation is to provide its executive officers and management with a level of pay and benefits that will assure the Corporation's competitiveness and continued growth, and allow the Corporation to retain key executives critical to its long-term success and attract and retain qualified personnel. As it operates in a financial services business, the Corporation competes for talented executives in a market segment where successful entrepreneurial executives are highly compensated. It also competes for executives with a background in Puerto Rican financial services. As a result, to obtain and retain highly qualified and motivated executives, the Compensation Committee has deemed it desirable to structure employment arrangements which compensate highly for high profitability and performance and to enter into written employment agreements with its senior executive officers.

     The Compensation Committee's responsibilities include overseeing the Corporation's compensation policies, supervising compensation for management and employee benefits and administering the Corporation's pension, stock option, restricted stock, incentive compensation and other employee benefit plans.

     The Compensation Committee also develops and negotiates employment agreements with key executive officers. These employment agreements have normally included base salaries and incentive compensation arrangements designed to reward management for achieving certain production or performance levels. The Compensation Committee is also responsible for developing or reviewing incentive compensation arrangements which the Corporation enters into with executive officers and key individuals, other than those senior executives that have written employment agreements. See "Executive Compensation -- Summary of Compensation Plans Deferred -- Incentive Compensation Agreements." The deferred incentive compensation agreements are designed to reward executive officers and key employees for assisting the Corporation in achieving various income targets. Based on the Compensation Committee's recommendations, the Corporation has also made grants of restricted stock to senior executives as an important long-term retention device. See "Executive Compensation -- Summary of Compensation
Plans -- 1988 Restricted Stock Plan." Such awards were made as an incentive for continued employment and future performance as well as a reward for past performance.

     In order to determine appropriate levels of executive compensation, the Compensation Committee reviews various factors, including individual performance, and evaluates the progress of the Corporation towards attaining its long-term goals. Generally, as a person's level of responsibility increases, greater portions of total compensation are based on performance (as opposed to base salaries and benefits). Compensation packages for senior executive officers have been structured to attempt to compensate them to a substantial extent on a combination of the profitability of the Corporation as a whole or the productivity of their particular divisions or subsidiaries.

     Chief Executive Officer's Compensation. In 1991, the Corporation retained Personnel Corporation of America ("PCA"), an independent compensation consulting firm, to advise the Compensation Committee in connection with their evaluation of Salomon Levis' compensation package. PCA provided data and information that compared the Corporation with a peer group of companies based upon a number of parameters, including executive compensation, and provided advice for establishing the Corporation's performance targets and for evaluating annual performance.

     The Compensation Committee reviewed compensation arrangements for senior executives in companies highly successful in the mortgage banking business and for investment banking executives to formulate a level of base compensation and the returns on which Mr. Levis' incentive compensation might be based. Among other things, the Compensation Committee deemed the emphasis on volume and return on equity as being of material importance to the overall long-term growth and profitability of the Corporation. The Compensation Committee then sought to structure an employment agreement which set high return standards as a base level (15% return on equity after taxes) for the payment of incentive compensation on earnings and a high level of originations as a basis for incentive compensation based on the level of mortgage originations. The Compensation Committee's evaluation resulted in an employment agreement which became effective on January 1, 1992 and entitled Mr. Levis to the same percentage of mortgage originations and consolidated net income as his prior contract but only to the extent mortgage originations and consolidated net income exceeded the base levels established by the Compensation Committee. This Employment Agreement expired on December 31, 1994 and Mr. Levis entered into a new two-year agreement that became effective January 1, 1995 and expired on December 31, 1996 (the "1995 Employment Agreement"). Under the 1995 Employment Agreement, incentives for volume of originations were eliminated because the Committee felt that these incentives were less appropriate for a larger and more mature company such as the Corporation. The 1995 Employment Agreement provided for a basic incentive bonus ($1 million) if a minimum level of profitability were attained (Adjusted Net Income of at least $10 million). Increasing incentives were payable for achieving higher levels of profitability but only to the extent such profitability exceeded a minimum (15%) of return on stockholders' equity after taxes. In addition, the 1995 Employment Agreement provided for a maximum amount of salary and incentive compensation payable to Mr. Levis in any given year ($4.5 million) regardless of results to avoid possible distortions in compensation as a result of unforeseen market trends. See "Employment Agreements and Other Compensation Arrangements" for information regarding the 1995 Employment Agreement. The Corporation is in the process of negotiating a new employment agreement for Mr. Levis.

     Section 162(m) of the Internal Revenue Code. The Committee has considered the impact of the provisions of Section 162(m) of the Internal Revenue Code of 1986 (the "Code") that provides that compensation paid to a corporation's chief executive officer or its four other most highly compensated executive officers may not be deducted for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. Because the Corporation presently does not pay federal income taxes (except for the operations of Doral Federal Savings Bank and Doral Mortgage Corporation's limited Florida operations), Section 162(m) should not limit the tax deductions available to the Corporation for executive compensation in the near future.

                                              COMPENSATION COMMITTEE
                                                OF THE BOARD OF DIRECTORS

                                                   A. Brean Murray
                                                   Frederick M. Danziger
                                                   John L. Ernst

     The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EMPLOYMENT AGREEMENTS AND OTHER COMPENSATION ARRANGEMENTS

     The Corporation entered into an employment agreement with Salomon Levis, which became effective as of January 1, 1995 and expired on December 31, 1996. Under the terms of the Agreement, Mr. Levis was entitled to receive annually a base salary of $700,000 plus incentive compensation equal to the sum of the following: (i) $1.0 million if the Company earns at least $10 million of Adjusted Net Income (as hereinafter defined); (ii) 10% of the Company's annual consolidated net income after taxes and after adding back incentive compensation payable to executives of the Corporation ("Adjusted Net Income"), in excess of $10 million and up to $20 million to the extent such Adjusted Net Income exceeds an amount equal to a 15% return on stockholders' equity; and (iii) 15% of Adjusted Net Income in excess of $20 million to the extent such Adjusted Net Income exceeds an amount equal to a 15% return an stockholders' equity. At the discretion of the Board of Directors, up to 50% of the incentive compensation could be paid in Common Stock of the Corporation. Mr. Levis' annual salary and incentive compensation is subject to a maximum of $4.5 million per year. The Corporation and Mr. Levis are in the process of negotiating a new employment agreement. See "Board Compensation Committee Report on Executive
Compensation -- Policies."

     The Corporation entered into an employment agreement with Zoila Levis which became effective as of January 1, 1995 and expired on December 31, 1996. Under the terms of the agreement, Zoila Levis was entitled to receive annually a base salary of $300,000 plus incentive compensation equal to the sum of the following: (i) $300,000 if the Company earns at least $10.0 million of Adjusted Net Income; (ii) 3% of the Company's Adjusted Net Income, in excess of $10 million and up to $20 million; and (iii) 5% of Adjusted Net Income in excess of $20 million to the extent such Adjusted Net Income exceeds an amount equal to a 15% return on stockholders' equity. At the discretion of the Board of Directors, up to 50% of the incentive compensation could be paid in Common Stock of the Corporation. Ms. Levis' annual salary and incentive compensation is subject to a maximum of $1.5 million per year. The Corporation and Ms. Levis are in the process of negotiating a new employment agreement.

     The Employment Agreements with Salomon Levis and Zoila Levis provided that if such agreements were terminated following a change of control of the Corporation, the named executive officer would be entitled to receive all compensation due under the agreement for the calendar year in which such termination occurs.

     The Corporation has entered into an employment agreement with Richard F. Bonini which became effective January 1, 1995 and expires on June 30, 1997. Pursuant to the terms of the agreement, Mr. Bonini is entitled to receive annually a base salary of $240,000 plus incentive compensation equal to the sum of the following: (i) $150,000 if the Company earns at least $10 million of Adjusted Net Income; (ii) 3% of the Company's Adjusted Net Income, in excess of $10 million and up to $20 million to the extent such Adjusted Net Income exceeds an amount equal to a 15% return on stockholders' equity; and (iii) 5% of Adjusted Net Income in excess of $20 million to the extent such Adjusted Net Income exceeds an amount equal to a 15% return on stockholders' equity. At the discretion of the Board of Directors, up to 50% of the incentive compensation may be payable in the Common Stock of the Corporation. Mr. Bonini's annual salary and incentive compensation is subject to a maximum of $1.2 million per year.

     The Corporation has entered into an Employment Agreement with Mario S. Levis, Executive Vice President and Treasurer of the Corporation, which became effective as of January 1, 1996 and expires on December 31, 1997. Pursuant to the terms of the Agreement, Mr. Levis is entitled to base salary of $275,000 plus incentive compensations equal to the sum of the following: (i) $275,000 if the Company earns at least $10 million of Adjusted Net Income; (ii) 2.5% of the Company's Adjusted Net Income in excess of $10 million and up to $20.0 million to the extent such Adjusted Net Income exceeds an amount equal to a 15% return on stockholders equity and (iii) 4% of the Company's Adjusted Net Income in excess of $20 million to the extent such Adjusted Net Income exceeds on amount equal to a 15% return on stockholders' equity. At the discretion of the Board of Directors, up to 50% of the incentive compensation may be payable in Common Stock of the Corporation. Mr. Levis' annual salary and incentive compensation is subject to a maximum of $1.2 million per year. The Agreement provides that if it is terminated following a change of control of the Corporation, Mr. Levis will be entitled to receive all compensation due under the Agreement for the calendar year in which such termination occurs.

     Although the Corporation's employment agreements with various executive officers permit the Corporation to pay up to 50% of incentive compensation in Common Stock of the Corporation, existing rules of the National Association of Securities Dealers applicable to corporations whose shares trade on the NASDAQ National Market System limit the ability of the Corporation to issue shares of its Common Stock to executive officers without prior shareholder approval and such approval has not been requested by the Corporation.

     The Corporation has entered into an employment agreement with Luis A. Alvarado, Executive Vice President of the Corporation, dated December 1, 1996, which became effective retroactive to January 1, 1996 and expires on December 31, 1997. Pursuant to the terms of the agreement, Mr. Alvarado is entitled to receive annually (i) a base salary of $150,000; and (ii) an incentive bonus equal to the greater of $25,000 or 2% of the Corporation's Adjusted Net Income to the extent such net income exceeds an amount equal to a 15% return on stockholders' equity. Mr. Alvarado's annual salary and incentive compensation is subject to a maximum of $300,000 per year. The Agreement provides that if it is terminated following a change of control of the Corporation, Mr. Alvarado will be entitled to receive all compensation due under the Agreement for the calendar year in which such termination occurs.

     The Corporation has entered into an employment agreement with Frederick C. Teed, Executive Vice President -- Banking Operations of the Corporation, which became effective February 20, 1996 and expires on December 31, 1997. Pursuant to the terms of the agreement, Mr. Teed is entitled to receive annually (i) a base salary of $100,000 and (ii) an incentive bonus equal to the lesser of (x) $100,000 and (y) 1.5% of the Corporation's Adjusted Net Income to the extent such net income exceeds an amount equal to a 15% return on stockholder's equity; provided that the incentive bonus computed under (y) for 1996 is equal to 5/6 of the otherwise applicable amount and further provided, that under the Agreement one-half of the incentive bonus for 1996 is not payable until payment of the 1997 incentive bonus. The Corporation waived this latter provision and paid Mr. Teed the entire incentive bonus payable with respect to 1996. The Agreement provides that Mr. Teed may terminate the Agreement following certain events constituting a "change of control" of the Corporation, in which case Mr. Teed will be entitled to a lump sum payment equal to the amount payable to him as annual salary through the original term of the Agreement plus any incentive bonus earned to the date of such change of control but not yet paid.

     Doral Mortgage Corporation ("Doral Mortgage") has entered into an employment agreement with Edison Velez, the President of Doral Mortgage, dated as of December 31, 1996, which became effective on January 1, 1997 and expires on December 31, 1998. Pursuant to the terms of the agreement, Mr. Velez is entitled to receive annually (i) a base salary equal to $240,000 and (ii) and an incentive bonus equal to the lesser of (x) 200,000 and (y) 3% of the net income of Doral Mortgage over and above $3 million derived from mortgage banking activities. One-half of the incentive compensation is subject to a deferral arrangement whereby Mr. Velez is not entitled to collect the deferred portion of the incentive compensation until five years after the incentive compensation was earned. Doral Mortgage's obligation to make the payment at the end of the deferral period is unfunded. The deferred portion of the incentive compensation earns interest at 1% below the prime rate of the Chase Manhattan Bank. The Agreement provides that if it is terminated following a change of control of the Corporation, Mr. Velez will be entitled to receive all compensation due under the Agreement for the calendar year in which such termination occurs. While Mr. Velez' employment agreement was not in effect for 1996, his salary and incentive compensation for 1996 were determined on the same basis as set forth in his employment agreement except that the incentive bonus for 1996 was payable in full and not subject to deferral.

                           SUMMARY COMPENSATION TABLE

     The following table includes information concerning the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Corporation, for services rendered in all capacities during the fiscal years ended December 31, 1996, 1995 and 1994.

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                                                       ------------
                                                    ANNUAL COMPENSATION                 AWARDS(3)
                                                    -------------------                ------------
                                                                        OTHER           RESTRICTED
            NAME AND                                                   ANNUAL             STOCK            ALL OTHER
       PRINCIPAL POSITION          YEAR   SALARY(1)    BONUS(1)    COMPENSATION(2)     AWARD(S)(4)      COMPENSATION(3)
 ---------------------------------------------------------------------------------------------------------------------
Salomon Levis                      1996   $700,000    $2,989,826       $--0--            $  --0--           $18,691(5)
  Chairman of the Board and        1995    700,000     1,521,361        --0--               --0--            18,430(6)
  Chief Executive Officer          1994    880,969     1,419,820        --0--               --0--            20,572(7)
Zoila Levis                        1996   $300,000    $1,200,200       $--0--            $  --0--           $28,953(5)
  President                        1995    300,000       586,438        --0--               --0--            38,269(6)
                                   1994    280,583       296,246        --0--               --0--            37,326(7)
Richard F. Bonini                  1996   $240,000    $  810,263       $--0--            $  --0--           $30,000(5)
  Senior Executive Vice            1995    240,000       323,183        --0--               --0--            30,000(6)
  President and Secretary          1994    232,000       160,221        --0--               --0--            30,000(7)
Mario S. Levis                     1996   $275,000    $  804,058       $--0--            $  --0--           $ 8,042(5)
  Executive Vice President         1995     45,514       421,651        --0--               --0--             7,949(6)
  and Treasurer                    1994     43,124       591,973        --0--               --0--             8,089(7)
Edison Velez                       1996   $245,192    $  171,708       $--0--            $  --0--           $ 6,667(5)
  President,                       1995    114,128         7,000        --0--               --0--             4,664(6)
  Doral Mortgage Corporation       1994     91,108         4,000        --0--               --0--             4,205(7)

---------------------

     (1) The 1994 bonus for Zoila Levis includes a bonus of $55,915 in addition to the incentive bonus payable under her employment agreement. During 1994, Salomon Levis voluntarily took a $1,626,821 reduction in the amount of incentive compensation that he was entitled to receive under his employment agreement with respect to net income earned during 1994. Mr. Levis also agreed to a 30% voluntary reduction in salary for the last four months of the year. Richard F. Bonini and Zoila Levis also agreed to a 10% salary reduction for the last four months of 1994. The voluntary reductions in salary for Salomon Levis, Zoila Levis and Richard Bonini for 1994 amounted to $119,031, $19,417 and $8,000, respectively. See "Employment Agreements and Other Compensation Arrangements."

     (2) Amounts shown do not include amounts expended by the Corporation pursuant to plans (including group life and health) that do not discriminate in scope, term or operation in favor of executive officers or directors of the Corporation and that are generally available to all salaried employees. Amounts shown also do not include amounts expended by the Corporation which may have a value as a personal benefit to the named individual. The value of perquisites and such other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

     (3) The Corporation has not granted any options or stock appreciation rights under the Corporation's 1988 Stock Option Plan for Key Employees.

     (4) As of December 31, 1996, restrictions on 19,050 shares of restricted stock previously granted to Zoila Levis lapsed during 1996. Restrictions on all other restricted stock awards previously granted to the named individuals have lapsed.

     (5) The amounts shown for Salomon Levis, Zoila Levis, Mario S. Levis and Edison Velez, include the Corporation's contribution to the Corporation's Target Benefit Pension Plan, a defined contribution pension plan, in the amounts of $18,691, $16,380, $8,042 and $6,667, respectively. The amount shown for Mr. Bonini includes a lump sum payment in the amount of $30,000 in lieu of Mr. Bonini's participation in the Corporation's Target Benefit Pension Plan. The amount shown for Zoila Levis includes $12,573 representing dividends received on restricted stock during 1996. Dividends are paid on shares of restricted stock to the same extent dividends are declared and paid on the Corporation's Common Stock.

     (6) The amounts shown for Salomon Levis, Zoila Levis, Mario S. Levis and Edison Velez, include the Corporation's contribution to the Corporation's Target Benefit Pension Plan, a defined contribution pension plan, in the amounts of $18,430, $16,171, $7,949 and $4,664, respectively. The amount shown for Mr. Bonini includes a lump sum payment in the amount of $30,000 in lieu of Mr. Bonini's participation in the Corporation's Target Benefit Pension Plan. The amounts shown for Zoila Levis includes $22,098 representing dividends received on restricted stock during 1995.

     (7) The amounts shown for Salomon Levis, Zoila Levis, Mario S. Levis and Edison Velez, include the Corporation's contribution to the Corporation's Target Benefit Pension Plan, a defined contribution pension plan, in the amounts of $20,572, $17,514, $8,089 and $4,205, respectively. The amount shown for Mr. Bonini includes a lump sum payment in the amount of $30,000 per year in lieu of Mr. Bonini's participation in the Corporation's Target Benefit Pension Plan. The amounts shown for Zoila Levis include $19,812 representing dividends received on restricted stock during 1994.

SUMMARY OF COMPENSATION PLANS

     1988 Stock Option Plan. On October 26, 1988, the Corporation approved the adoption of the Corporation's 1988 Stock Option Plan for Key Employees (the "1988 Option Plan"). The 1988 Option Plan is administered by the Compensation Committee (the "Committee"), none of whose members may hold options. The Committee determines the form of the option agreements to be used under the 1988 Option Plan, and the terms and conditions to be included in such option agreements. Under the 1988 Option Plan, an aggregate of 300,000 shares of Common Stock have been authorized for issuance upon exercise of options. Options may be granted under the 1988 Option Plan at prices equal to 100% of the fair market value of Common Stock on the date of grant.

     Options granted under the 1988 Option Plan may be qualified stock options or non-statutory options. Unless an option agreement provides otherwise, all options granted are 50% exercisable after one year and 100% exercisable after two years, with all such options terminating five years from the date of grant. The 1988 Option Plan permits the delivery, with the consent of the Committee, of previously-owned Common Stock in payment of shares purchased upon exercise of the option. The 1988 Option Plan also contains a limitation on the dollar amount of options which may be granted to any employee and restrictions pertaining to any grant to a 10% shareholder.

     The 1988 Option Plan permits the granting of stock appreciation rights in tandem with the granting of stock options. Such stock appreciation rights entitles the holder to receive in cash upon exercise the difference between the option exercise price and the market value of Common Stock in lieu of exercising the related option.

     At the Annual Meeting, shareholders are being asked to approve the Corporation's 1997 Employee Stock Option Plan. If the 1997 Employee Stock Option Plan is approved by the Corporation's shareholders the 1988 Option Plan will be terminated. See "Approval of 1997 Employee Stock Option Plan" herein. No options have been granted under the 1988 Option Plan. The 1988 Option Plan is scheduled to terminate on October 26, 1998.

     1988 Restricted Stock Plan. The Corporation has in effect the Restricted Stock Plan of First Financial Caribbean Corporation (the "Restricted Stock Plan"). The Restricted Stock Plan is administered by the Compensation Committee, none of whose members is eligible to be awarded Restricted Stock. The Restricted Stock Plan permits the Compensation Committee to award up to a total of 250,000 shares of Common Stock to key employees, including officers of the Corporation and its subsidiaries. As of March 3, 1997, 72,194, shares were available for issuance under the Restricted Stock Plan. The Restricted Stock Award (the "Award") is awarded at such times and in such number of shares as the Compensation Committee determines. The Corporation may grant a portion of the shares awarded in installments over a period of one to five years. No monetary consideration is paid by an employee for the Award or for the grant of the shares thereunder. Under the Restricted Stock Plan, the shares issued are subject to restrictions on sale and must be returned if the recipient leaves the Corporation's employ prior to the expiration of a stated period of time. Such restrictions generally lapse within five years from the date of the Award or earlier termination of employment by reason of death or disability.

     Retirement Plan. The Corporation maintains a Target Benefit Pension Plan (the "Retirement Plan") for the benefit of all eligible employees. The Retirement Plan covers all full time employees of the Corporation who have completed one year of service and have attained age 21. Under the Retirement Plan, the Corporation contributes annually the funding amount which is projected to be necessary to fund the target benefit. The target benefit is based on years of service and the employees' compensation, as defined in the Retirement Plan. The Corporation has the right to terminate the Retirement Plan at any time. Upon termination, all amounts credited to the participant's accounts will become 100% vested. Contributions to the Retirement Plan during the year ended December 31, 1996 amounted to approximately $724,689.

     The estimated annual benefits payable under the Retirement Plan as a life annuity on retirement at normal retirement age, which assumes service will continue until age 65 at 1996 base salaries, for Salomon Levis, Zoila Levis, Mario S. Levis and Edison Velez were $6,705, $6,204, $8,881 and $5,633, respectively. Mr. Bonini does not participate in the Retirement Plan.

     Deferred Incentive Compensation Agreements. The Corporation has entered into deferred incentive compensation arrangements with certain key employees of the Corporation and its subsidiaries. Such employees are eligible to defer the receipt of incentive compensation. The amount of incentive compensation is credited annually based on a specified percentage of the net income of the Corporation, its subsidiaries or divisions. The Corporation's obligation to make the payments at the end of the deferral period is unfunded, and all such payments are to be made out of the general assets of the Corporation. The Corporation is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any deferral amount. The Corporation accrued $231,972 as deferred compensation for 1996.

                               PERFORMANCE GRAPH

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Performance Graph compares the yearly percentage change in the Corporation's cumulative total stockholder return on its Common Stock to that of the Center for Research in Securities Prices ("CRSP") NASDAQ Stock Market Index (U.S. Companies) and the CRSP Index for NASDAQ Financial Stocks. The Performance Graph assumes that $100 was invested on December 31, 1991 in each of the Corporation's Common Stock, the CRSP NASDAQ Stock Market Index (U.S. Companies) and the CRSP Index for NASDAQ Financial Stocks.

                         First Financial           Nasdaq Stock Market
                     Caribbean Corporation            (US Companies)        Nasdaq Financial Stocks
12/31/91                    100.0                          100.0                     100.0
12/31/92                    200.2                          116.4                     143.0
12/31/93                    311.5                          133.6                     166.2
12/30/94                    222.0                          130.6                     166.6
12/29/95                    377.7                          184.7                     242.6
12/31/96                    576.0                          227.2                     311.1

            PROPOSAL TO APPROVE THE 1997 EMPLOYEE STOCK OPTION PLAN

INTRODUCTION

     On March 7, 1997, the Board of Directors adopted, subject to shareholder approval, the 1997 Employee Stock Option Plan (the "1997 Option Plan"). If the 1997 Option Plan is approved, the 1997 Option Plan will replace the 1988 Option Plan, which otherwise would terminate automatically on October 26, 1998, the tenth anniversary of its effective date. No options have been granted under the 1988 Option Plan to date.

     The principal features of the 1997 Option Plan are summarized below. The summary is qualified by the complete text of the 1997 Option Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

PURPOSE

     The 1997 Option Plan is intended to provide the Corporation and its subsidiaries with an effective means to attract and retain highly qualified personnel as well as to provide additional incentive to employees who provide services to the Company and its subsidiaries.

ADMINISTRATION OF PLAN

     The 1997 Option Plan provides that it will be administered by a committee (the "Committee") consisting of at least two directors appointed by the Board, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Committee has general authority to administer the plan, including the authority to determine the form of the option agreements to be used under the plan, and the terms and conditions to be included in such option agreements, subject to the ratification of the Board of Directors if such limitation is imposed by the Board of Directors.

NUMBER OF AUTHORIZED SHARES

     Under the 1997 Option Plan, 500,000 shares of Common Stock, subject to adjustment for stock splits, recapitalizations and similar events, will be available for use. The shares are to be made available from authorized but unissued shares of Common Stock or treasury stock. Based upon the closing sale price of the Corporation's Common Stock on March 3, 1997 of $27 1/4 per share, the aggregate market value of the 500,000 shares to be reserved under the 1997 Option Plan is $13.63 million.

ELIGIBILITY

     Any employee of the Corporation (including officers and directors who are also employees), or of any of its subsidiaries, is eligible to participate in the 1997 Option Plan. The selection of individuals eligible to participate is within the discretion of the Committee. The approximate number of employees of the Corporation and its subsidiaries that are eligible to participate in the 1997 Option Plan is 823. Since the selection of participants and awards granted will be within the discretion of the Committee, it is not possible to state the number of officers and other employees that will participate in the 1997 Option Plan or the amount and value of awards to be granted to such persons under the 1997 Option Plan.

AWARDS UNDER PLAN

     The 1997 Option Plan provides for the grant of stock options that are intended to qualify as "qualified stock options" ("QSOs") under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended (the

"Puerto Rico Code"), as "incentive stock options" under Section 422 of the Code ("ISOs") or "non-statutory stock options" ("NSOs").

     The exercise price with respect to options to be granted under the 1997 Option Plan will be determined by the Committee at the time of grant. Under the 1997 Option Plan, the option exercise price may not be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value is defined as the closing price of the Common Stock on the date of grant as reported on the NASDAQ NMS or, if no price is reported on such day, then on the next preceding day on which such price was reported. Payments for shares upon exercise of stock options may be made either in cash or, with the consent of the Committee, by exchanging shares of Common Stock at their fair market value, or a combination of both.

     No person may receive an ISO if, at the time of grant, such person (a "10% Holder") owns directly or indirectly more than 10% of the total combined voting power of all classes of stock of the Corporation unless the option price is at least 110% of the fair market value of the Common Stock and such option is not exercisable more than five years after its date of grant. There is also a $100,000 limit on the value of stock determined at the time of grant of a QSO or an ISO that may become exercisable for the first time in any calendar year.

     The maximum option term is ten years from the date of grant, except for 10% Holders in the case of ISOs, in which case the maximum term is five years. Unless an option agreement provides otherwise, all options granted are 50% exercisable after one year and 100% exercisable after two years. No option may be granted more than 10 years after the effective date of the 1997 Option Plan, which is March 7, 1997.

     The 1997 Option Plan permits the granting of stock appreciation rights ("SARs") in tandem with the granting of stock options. Such SARs entitle the holder to receive in cash upon exercise the difference between the option exercise price and the fair market value of the Common Stock in lieu of exercising the related option.

     If an employee's employment with the Corporation or a subsidiary terminates by reason of death or disability, his or her stock options and SARs, whether or not then exercisable, may be exercised by the employee or by the estate, heir or legatee of the employee within one year after such termination of employment (but not later than the date the options or SARs would otherwise expire). If the optionee's employment terminates for any reason other than disability or death, stock options and SARs held by such optionee terminate three months after the date of such termination (but not later than the date the option would otherwise expire).

     Option and SARs are not transferrable, except by will or applicable laws of descent and distribution.

CHANGE IN CONTROL

     Under the 1997 Option Plan, upon the occurrence of certain "change of control" transactions involving the Corporation, all options then outstanding under the 1997 Option Plan become immediately exercisable.

AMENDMENTS AND TERMINATION

     The Corporation's Board of Directors may suspend, amend, modify or terminate the 1997 Option Plan, without shareholder approval except to the extent required by the Puerto Rico Code or the Code to permit the granting of QSOs or ISOs under the 1997 Option Plan or by the rules of any securities exchanges or automated quotation system on which the shares of Common Stock of the Corporation trade. If the Board of Directors voluntarily submits a proposed amendment, supplement, modification or termination for stockholder approval, such submission will not require any further amendments, supplements or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for stockholder approval.

     Unless previously terminated, the 1997 Option Plan will terminate on March 7, 2007, the tenth anniversary of the effective date of the 1997 Option Plan. Options may not be granted under the 1997 Option Plan after such date. Awards granted prior to termination of the 1997 Option Plan shall continue in accordance with their terms following such termination. No amendment, suspension, modification or termination of the 1997 Option Plan shall adversely affect the rights of an employee in awards previously granted without such employee's consent.

TAX WITHHOLDING AND TAX OFFSET PAYMENTS

     The Committee may require payment, or withhold payments made by the 1997 Option Plan, in order to satisfy applicable withholding tax requirements. The Committee may make tax offset payments to assist employees in paying income taxes incurred as a result of their participation in the 1997 Option Plan. The amount of the tax offset payments shall be determined by multiplying a percentage (established by the Committee) by all or a portion of the taxable income recognized by an employee upon: (i) the exercise of an NSO or an SAR; or
(ii) the disposition of shares received upon exercise of a QSO or an ISO.

TAX CONSEQUENCES

     Puerto Rico Code. A recipient of a QSO does not recognize income at the time of the grant of an option. In addition, no income is recognized at the time a QSO is exercised. On a subsequent sale or exchange of the shares acquired pursuant to the exercise of a QSO, the optionee may have taxable long-term or short-term capital gain or loss, depending on whether the shares were held for more than six months, measured by the difference between the amount realized on the disposition of such shares and his or her tax basis in such shares. Tax basis will, in general, be the amount paid for the shares. The Corporation will not be entitled to a business expense deduction in respect of the grant of the option, the exercise thereof or the disposition of the shares.

     With respect to a NSO, a recipient of a NSO does not recognize income at the time of grant of the NSO. The difference between the fair market value of the shares of stock on the date of exercise and the stock option exercise price generally will be treated as compensation income upon exercise, and the Corporation will be entitled to a deduction in the amount of income so recognized by the optionee. Upon a subsequent disposition of the shares, the difference between the amount received by the optionee and the fair market value of the shares of stock on the option exercise date will be treated as long or short-term capital gain or loss, depending on whether the shares were held for more than six months.

     SARs will not result in taxable income to the recipient or a tax deduction for the Corporation at time of grant. The exercise of SARs will generally result in compensation in the amount of the cash payment taxable as ordinary income to the employee. The Corporation may generally claim a tax deduction in the amount of any cash paid.

     Federal Tax Consequences. The Corporation is organized under the laws of the Commonwealth of Puerto Rico and, at the present time, it is not engaged in any trade or business in the United States. Accordingly, it is subject generally to a flat 30% federal income tax on its fixed or determinable, annual or periodic income, if any, from sources within the United States. The Corporation would only be entitled to claim deductions in computing its U.S. income tax liability to the extent such deductions were directly related to any income effectively connected with the conduct of a trade or business in the United States. Although at the present time the Corporation does not have any operations in the United States, its wholly-owned subsidiary, Doral Mortgage Corporation, operates two branches in the State of Florida. Accordingly, the limitations imposed by Section 162(m) of the Code for compensation to certain highly paid executives should not limit the tax deductions available to the Corporation in connection with the 1997 Option Plan. For purposes of the discussion below, some of the QSOs granted under the 1997 Option Plan may also be treated as ISOs for purposes of Sections 421 and 422 of the Code.

     Residents of Puerto Rico. Recipients of stock options or SARs who are residents of Puerto Rico during the entire taxable year and perform services for the Corporation or its subsidiaries in Puerto Rico, will not have any gross income for federal income tax purposes either in respect of (i) the grant or the exercise of stock options or (ii) the grant of, or the receipt of cash payments upon exercise of, SARs.

     Non-Residents of Puerto Rico and Residents of Puerto Rico who Perform Services Outside of Puerto Rico. In general, an optionee, who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside Puerto Rico, will not recognize taxable income upon grant or exercise of an ISO and the Corporation and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Corporation or its subsidiaries (within the meaning of Section 422 of the Code) from the date the ISO is granted through the date three months before the date of exercise.

     If the optionee has held the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the shares by the optionee, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the optionee does not satisfy these holding period requirements, the optionee will recognize ordinary income at the time of the disposition of the shares, generally in an amount equal to excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the option. Subject to any limitations imposed by Section 162(m) of the Code for federal income tax purposes, the employee including such compensation in income and certain reporting requirements, the Corporation and its subsidiaries will be allowed a business expense deduction to the extent the optionee recognized ordinary income. Upon any subsequent sale of the shares, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     In general, an optionee, who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside of Puerto Rico, to whom an NSO is granted will recognize no income at the time of the grant of the option. Upon exercise of an NSO, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option (or, if the optionee is subject to restrictions imposed by Section 16(b) of the Exchange Act, upon the lapse of those restrictions, unless the optionee makes a special election within 30 days after exercise to have income determined without regard to the restrictions). Subject to any limitations imposed Section 162(m) of the Code for federal income tax purpose, the employee including such compensation in income and certain reporting requirements, the Corporation will be entitled to a tax deduction in the same amount. Upon a subsequent sale of the shares, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     Upon exercise of a SAR, an optionee who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside Puerto Rico will recognize ordinary income in an amount equal to the cash received on the exercise date. If it complies with applicable withholding requirements, the Corporation and its subsidiaries will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income.

     Under the 1997 Option Plan, upon the occurrence of certain "change in control" transactions involving the Corporation, all options then outstanding under the 1997 Option Plan become immediately exercisable. Under certain circumstances, compensation payments attributable to such options may be treated as "parachute payments" under the Code, in which case a portion of such payments may be nondeductible to the Corporation for federal income tax purposes and the recipient may be subject to a 20% excise tax under the Code.

VOTE REQUIRED AND RECOMMENDATION

     The affirmative vote of the majority of the votes present in person or by proxy by stockholders entitled to vote at the Annual Meeting is required to approve the 1997 Option Plan. Therefore, abstentions shall have the effect of a vote against the proposal. Broker-non-votes will have no effect on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1997 OPTION PLAN.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the firm of Price Waterhouse as independent accountants to audit the financial statements of the Corporation for the fiscal year ending December 31, 1997. This selection was recommended by the Audit Committee of the Board of Directors. Price Waterhouse has served as the Corporation's independent public accountants since 1977. During the year ended December 31, 1996, Price Waterhouse received fees of approximately $393,425 for all services rendered to the Corporation.

     The submission of this proposal to a vote of shareholders is not legally required. If the selection of Price Waterhouse is not approved, the Board of Directors will reconsider its selection. The affirmative vote of a majority of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting is required to adopt this proposal. Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no legal effect on the proposal.

     A representative of Price Waterhouse is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

VOTE RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE AS THE CORPORATION'S INDEPENDENT ACCOUNTANTS.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders to be held in April 1998 must be received by the Corporation at its principal executive office by the close of business on November 17, 1997. Proposals should be directed to the attention of the Secretary.

                                 ANNUAL REPORT

     A copy of the Corporation's Annual Report to Shareholders containing the consolidated financial statements of the Corporation for the fiscal year ended December 31, 1996 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

     Upon receipt of a written or oral request, the Corporation will furnish to any stockholder without charge, a copy of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, without the accompanying exhibits. A list of exhibits is included in the Form 10-K and exhibits are available from the Corporation upon the payment to the Corporation of the costs of furnishing them. Such written or oral request should be directed to:
Secretary, First Financial Caribbean Corporation, 1159 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920, telephone number (787) 749-7100.

                                 OTHER MATTERS

     Management knows of no matters which may be brought before the Annual Meeting or any adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. If any other matter should come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxies in accordance with their judgment on such matters.

     The above Notice of Meeting and Proxy Statement are sent by order of the Board of Directors of First Financial Caribbean Corporation.

                                    (SIG) Richard F. Bonini

                                    Richard F. Bonini
                                    Senior Executive Vice President
                                    and Secretary

Dated: March 17, 1997

                                                                       EXHIBIT A

                     FIRST FINANCIAL CARIBBEAN CORPORATION
                        1997 EMPLOYEE STOCK OPTION PLAN

                            EFFECTIVE MARCH 7, 1997

SECTION 1.  Introduction

  1.1  Purpose.

     The purposes of the First Financial Caribbean Corporation 1997 Employee Stock Option Plan (the "Plan") is to provide First Financial Caribbean Corporation (the "Corporation") and its subsidiaries with an effective means to attract and retain highly qualified personnel as well as to provide additional incentive to employees who provide services to the Corporation and its subsidiaries. The Plan is expected to contribute to the attainment of these objectives by offering selected employees the opportunity to acquire stock ownership interests in the Corporation.

  1.2 Consideration to Corporation for Issuance of Options and Stock Appreciation Rights: Employment Agreements by Employees.

     Each Employee by signing and accepting an Option Contract will, if the Committee so requires, agree to remain employed by the Corporation or a Subsidiary for a specified period of time, and the consideration to the Corporation for the issuance of Options or Stock Appreciation Rights will be any such employment agreements as well as the benefits to the Corporation from the added incentive to the Employee of increased proprietorship in the Corporation. Nothing in the Plan or in any Option Contract shall confer on any individual any right to continue employed by the Corporation or any of its Subsidiaries or limit the right of the Corporation or any of its Subsidiaries to terminate Employment of an Employee at any time, with or without cause.

  1.3  Plan Subject to Ratification by Shareholders.

     The Plan shall become effective upon adoption by the Board of Directors, provided that the Plan is approved, within one year following its adoption by the Board of Directors, by a vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at a duly held shareholders' meeting. No Option or Stock Appreciation Right under the Plan may be granted more than 10 years after the earlier of the date the Plan is adopted or the date the Plan is approved by the shareholders of the Corporation, without further approval by the shareholders of the Corporation.

  1.4  Limitations on Number of Shares Issuable Under the Plan.

     Subject to the following provisions of this Section 1.4, the aggregate number of shares of Common Stock which may be issued under the Plan shall be limited to 500,000. The shares of Common Stock for which Options and Stock Appreciation Rights may be granted may consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and which shall have been heretofore or hereafter reacquired by the Corporation. The total number of shares subject to Options and Stock Appreciation Rights authorized under the Plan shall be subject to increase or decrease in order to give effect to the adjustment provisions of Section 3.2 hereof or any amendment adopted as provided in Section 4.2 hereof. If any Option or Stock Appreciation Right granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall again be available for purposes of the Plan. The number of shares of Common Stock for which Options and Stock Appreciation Rights may be granted under this Plan shall be reduced by the number of shares subject to an Option for which an Employee has exercised a related Stock Appreciation Right in accordance with Section 2.4, Subsection (d), hereof.

  1.5  Definitions.

     The following terms shall have the meanings set forth below:

          (a) Appreciation Date. The date designated by a grantee of a Stock Appreciation Right for measurement of the appreciation in the value of the Common Stock subject to the Stock Appreciation Right, which date shall not be earlier than the date notice of such designation is received by the Secretary of the Corporation.

          (b) Board or Board of Directors. The Board of Directors of the Corporation.

          (c) Committee. The Compensation Committee or such other committee or committees as shall be appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 4.1 hereof.

          (d) Common Stock. The Corporation's presently authorized common stock, par value $1.00 per share, except as this definition may be modified pursuant to the provisions of Section 3.2 hereof.

          (e) Disability. Complete and permanent inability by reason of illness or accident to perform the duties of the occupation in which an Employee was employed when such disability commenced.

          (f) Employee. Any salaried officer or common law employee of the Corporation or any Subsidiary, or both, including any salaried officer or employee who is a member of the Board of Directors of the Corporation.

          (g) Employment. The rendering of services by an Employee for the Corporation, or for any Subsidiary, or both. Whether military, government or public service shall constitute termination of employment for purposes of this Plan or any Option or Stock Appreciation Right granted hereunder shall be determined in each case by the Committee in its sole discretion.

          (h) Fair Market Value. The closing price of the Common Stock reported on the NASDAQ National Market System on the date as of which such value is being determined or, if no price is reported on such day, then on the next preceding day on which such price was reported, or, if at any time the Common Stock shall not be reported on the NASDAQ National Market System, the Committee shall determine the fair market value on the basis of available prices for such Common Stock or in such manner as may be authorized by applicable regulations under the PRC and the IRC.

          (i) Incentive Stock Option. An option to purchase Common Stock granted by the Corporation to an Employee under the Plan which satisfies the requirements of Section 422 of the IRC.

          (j) IRC.  The Internal Revenue Code of 1986, as amended.

          (k) Qualified Stock Option. An option to purchase Common Stock granted by the Corporation to an Employee under the Plan which satisfies the requirements of Section 1046 of the PRC.

          (l) Nonstatutory Stock Option. An option to purchase Common Stock granted by the Corporation to an Employee under the Plan which does not satisfy the requirements of Section 1046 of the PRC or Section 422 of the IRC.

          (m) Option. A Qualified Stock Option, an Incentive Stock Option or a Nonstatutory Stock Option.

          (n) Option Expiration Date. The date on which an Option becomes unexercisable by reason of the lapse of time or when a Nonstatutory Stock Option otherwise becomes unexercisable.

          (o) PRC.  The Puerto Rico Internal Revenue Code of 1994, as amended.

          (p) Stock Appreciation Right. An Employee's right to earn additional compensation for the performance of future services, based on appreciation in the Fair Market Value of the Common Stock pursuant to the formula set forth in Section 2.4, Subsection (c), hereof.

          (q) Stock Appreciation Right Expiration Date. The date on which a Stock Appreciation Right becomes unexercisable by reason of the lapse of time or, except in the case of a Stock Appreciation Right attached to a Qualified Stock Option or Incentive Stock Option, otherwise becomes unexercisable.

          (r) Subsidiary. Any corporation in an unbroken chain of corporations beginning with the Corporation if, at the time an Option is granted, each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

          (s) The use of the singular shall also include within its meaning the plural or vice versa.

SECTION 2.  Stock Options

  2.1  Grant and Exercise of Options.

     (a) Grant. The Committee on behalf of the Corporation may grant Options to purchase Common Stock to Employees selected by it in its discretion.

     (b) Option Contracts. Options and any Stock Appreciation Rights attached thereto shall be evidenced by agreements ("Option Contracts") in such form as the Committee shall approve containing such terms and conditions, including the period of their exercise, whether in installments or otherwise, as shall be contained therein, which need not be the same for all Options.

     (c) Option Price. The purchase price per share of Common Stock under each Option shall be not less than 100 percent of the Fair Market Value per share of such Common Stock on the date the Option is granted, as determined by the Committee. The purchase price may be subject to adjustment in accordance with the provisions of Section 3.2 hereof.

     (d) Term of Option. The term during which each Option granted under the Plan may be exercised shall not exceed a period of ten years from the date of its grant.

     (e) Exercise of Options. Unless an Option Contract provides otherwise, each Option granted to an Employee shall become exercisable, on a cumulative basis, with respect to 50% of the shares of Common Stock covered thereby on the first anniversary of the date of its grant and with respect to 100% of the shares of Common Stock covered thereby on the second anniversary of the date of its grant. Any part of an Option that has become exercisable shall remain exercisable until it has been exercised in full or it terminates or expires pursuant to the terms of the Plan or the applicable Option Contract.

     (f) Options Nontransferable. Options granted under the Plan shall by their terms be nontransferable by the Employee otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Employee, shall be exercisable only by the Employee. No transfer of an Option by an Employee by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.

     (g) Payment. Each Option shall be exercised by delivery of a written notice to the Corporation stating the number of whole shares of Common Stock as to which the Option is being exercised and accompanied by payment therefor. No shares shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares purchased upon the exercise of an Option shall be made in cash or, with the approval of the Committee, in Common Stock valued at the then Fair Market Value thereof as determined by the Committee, or by a combination of cash and Common Stock. Neither the Corporation nor any Subsidiary may directly or indirectly lend money to any individual for the purpose of assisting such individual to acquire or to carry shares issued upon the exercise of Options granted under the Plan. No Employee shall have any rights as a shareholder with respect to any share of Common Stock covered by an Option unless and until such individual shall have become the holder of record of such share, and except as otherwise permitted by Section 3.2 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions or other rights) in respect of such share for which the record date is prior to the date on which such individual shall have become the holder of record thereof.

     (h) Investment Purpose. At the time of any exercise of any Option, the Corporation may, if it shall deem it necessary or desirable for any reason, require the holder of the Option to represent in writing to the Corporation that it is the intention of such holder to acquire the shares of Common Stock being acquired for investment only and not with a view to the distribution thereof. In such event no shares of Common Stock shall be issued to such holder unless and until the Corporation is satisfied with the correctness of such representation.

  2.2  Qualified Stock Options and Incentive Stock Options.

     In addition to meeting the requirements of Section 2.1, each Qualified Stock Option shall be subject to the requirements of (a) and each Incentive Stock Option shall be subject to the requirements of (a), (b) and (c) of this
Section 2.2.

     (a) Annual Limitation of Options Which May Be Considered Qualified Stock Options and/or Incentive Stock Options. Anything else in the Plan notwithstanding, if and to the extent that the provisions of Section 1046 of the PRC and/or Section 422 of the IRC shall so require, the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares with respect to which Qualified Stock Options and/or Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under the Plan and any other plans of the Corporation and its Subsidiaries) shall not exceed $100,000.

     (b) Incentive Stock Options Granted to Ten Percent
Shareholders. Notwithstanding anything to the contrary contained in this Plan, an Incentive Stock Option may not be granted to an Employee who owns, directly or indirectly, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or any Subsidiary unless, at the time such Incentive Stock Option is granted, the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option, by its terms, is not exercisable after the expiration of five (5) years from the date of grant of such Incentive Stock Option.

     (c) Notice. An Employee shall give prompt notice to the Corporation of any disposition of shares acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two years after grant or one year after the receipt of such shares by the Employee.

  2.3 Voluntary Surrender and Cancellation of Nonstatutory Stock Options.

     The Committee may grant to one or more holders of Nonstatutory Stock Options, in exchange for the voluntary surrender and cancellation of such Nonstatutory Stock Options and any corresponding Stock Appreciation Rights, new Options having different Option prices than the Nonstatutory Stock Option prices provided in the Nonstatutory Stock Options so surrendered and cancelled and containing such other terms and conditions as the Committee may deem appropriate.

  2.4 Stock Appreciation Rights Attached to Options.

     (a) Grant. The Committee may grant a Stock Appreciation Right with respect to any shares of Common Stock covered by any Option granted under the Plan and such Stock Appreciation Right shall be granted only at the time of grant of the related Option.

     (b) Terms and Conditions. Each Stock Appreciation Right shall be subject to the same terms and conditions as the related Option with respect to date of expiration, exercisability, transferability, and eligibility to exercise. When a Stock Appreciation Right is granted with respect to shares of Common Stock covered by a Qualified Stock Option, such Stock Appreciation Right may be exercised only when the Fair Market Value of the shares of Common Stock subject to the Option exceeds the exercise price of such Option. Any amount payable upon the exercise of a Stock Appreciation Right shall be payable in the form of cash only.

     (c) Amount of Compensation. The amount of compensation which shall be payable to an Employee pursuant to the exercise of a Stock Appreciation Right accompanying an Option is equal to the excess of the Fair Market Value of one share of Common Stock on the Appreciation Date over the Fair Market Value of such share on the date the Stock Appreciation Right was granted multiplied by the number of Option shares with respect to which the Stock Appreciation Right is exercised (the "spread"). The amount of compensation which shall be payable pursuant to the exercise of a Stock Appreciation Right shall not exceed 100 percent of the spread. The cash paid upon exercise of Stock Appreciation Right shall be reduced by such amount as the Corporation is required to withhold for tax purposes.

     (d) Termination of Options. Upon the exercise of a Stock Appreciation Right, the related Option shall cease to be exercisable as to the shares with respect to which such Stock Appreciation Right was exercised, and the related Option shall be considered to have been exercised to that extent. Upon the exercise in full of the related Option, the Stock Appreciation Right granted with respect thereto shall terminate.

     (e) Automatic Exercise Upon Expiration. Upon the Option Expiration Date of an Option, an attached Stock Appreciation Right shall automatically be deemed to be exercised in full by the Employee and cash shall be paid to such Employee for 100% of the spread. There shall be no automatic exercise of an attached Stock Appreciation Right if the exercise price exceeds the Fair Market Value of the Corporation's Common Stock on the Option Expiration Date.

SECTION 3.  Provisions Relating to Plan Participation

  3.1  Termination of Employment and Death.

     (a) Options and Stock Appreciation Rights Exercisable within Three Months Following Termination of Employment, Discharge or Retirement. Unless earlier terminated in accordance with its terms, an Option or Stock Appreciation Right shall terminate ninety days after any of the following:

          (i) voluntary termination of Employment by the Employee, with or without the consent of the Corporation, or

          (ii) termination of Employment by the Corporation or any of its Subsidiaries, with or without cause, or

          (iii) termination of Employment because of retirement, or because the employing subsidiary ceased to be a Subsidiary of the Corporation and the Employee does not, prior thereto or contemporaneously therewith, become an Employee of the Corporation or of another Subsidiary;

provided, that with regard to terminations of Employment pursuant to clause
(ii), the Option or Stock Appreciation Right shall terminate as of the date of such discharge if prior to such termination the Committee in its discretion shall determine that it is not in the best interests of the Corporation that the Option or Stock Appreciation Right should continue for said ninety-day period.

     (b) Options and Stock Appreciations Rights Exercisable within One Year After Death or Disability. If the holder of an Option or Stock Appreciation Right shall die or terminate his employment due to Disability during the term of an Option or Stock Appreciation Right, the holder or the legal representatives shall be entitled to exercise the Option or Stock Appreciation Right in whole or in part, to the extent then unexercised, at any time within one year following the death of the Employee, but in no event after the Option Expiration Date or the Stock Appreciation Right Expiration Date, and only to the extent that the Employee was entitled to exercise the Option or Stock Appreciation Right on the date of his death.

  3.2 Adjustments Upon Changes in Capitalization; Change of Control;
      Dissolution.

     (a) Subject to any required action by the shareholders of the Corporation, each of (i) the number of shares of Common Stock covered by each outstanding Option, (ii) the number of shares Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, (iii) the price per share of Common Stock covered by each such outstanding Option, and (iv) the maximum number of shares with respect to which Options may be granted to any Employee, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Corporation; provided, however, that (a) each such adjustment with respect to an Incentive Stock Option or Qualified Stock Option shall comply with the rules of Section 424(a) of the IRC (or any successor provision) and an applicable provision of the PRC and (b) in no event shall any adjustment be made which would render any Qualified Stock Option granted hereunder other than a "qualified option" under
Section 1046 of the PRC or any Incentive Stock Options other than an "incentive stock option" as defined in Section 422 of the IRC; and provided further, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     (b) If: (1) Any person (as defined for purposes of Section 13(d) and 14(d) of the Exchange Act, but excluding the Corporation and any of its wholly-owned subsidiaries) acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Corporation as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (2) the shareholders of the Corporation approve (A) any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation to an entity which is not a wholly-owned subsidiary of the Corporation, then the exercisability of each Option outstanding under the Plan shall be automatically accelerated so that each Option shall, immediately prior to the specified effective date of any of the foregoing transactions, become fully exercisable with respect to the total number of shares subject to such Option and may be exercisable for all or any portion of such Shares. Upon the consummation of any of such transactions, all outstanding Options under the Plan shall, to the extent not previously exercised, terminate and cease to be outstanding.

     (c) In the event of the proposed dissolution or liquidation of the Corporation, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

SECTION 4.  Administration

  4.1  Independent Committee to Administer the Plan.

     (a) Composition and Functions of Committee. A Committee consisting of at least two directors (who shall be "Non-Employee Directors" as defined in Rule 16b-3 of the Securities and Exchange Commission) shall be appointed by the Board of Directors and will have, subject to the express provisions of the Plan, general authority to administer the Plan, to grant Options and Stock Appreciation Rights thereunder, subject to the ratification of the Board of Directors if such limitation is imposed by the Board of Directors, and to perform such other functions as may be assigned to it by the Board of Directors in connection with the Plan, including, among other things, determining the form of Option Contracts to be issued under the Plan and the terms and conditions to be included in such Option Contracts and adopting from time to time such rules and regulations as it may deem appropriate for the proper administration of the Plan. The Committee may also make such determinations under, and such interpretations of, and take such steps in connection with, the Plan, the rules and regulations or Options and Stock Appreciation Rights granted thereunder as it may deem necessary or advisable. The Committee may, in its discretion or in accordance with a direction from the Board of Directors, waive any provisions of any Option Contract, provided such waiver is not inconsistent with the terms of the Plan as then in effect.

     (b) Authorization of Actions Taken by the Committee and Board of
Directors. Vacancies in the Committee shall be filled by the Board of Directors. The Committee may act by a majority of its members either at a meeting or in writing without a meeting. All questions arising under the Plan or under the rules and regulations or under the Option Contracts, whether such questions involve interpretation thereof or otherwise, shall be determined by the Committee and its determination, unless disapproved by the Board of Directors, shall be conclusive and binding in all cases. To the extent that any such action would not adversely affect the status of Qualified Stock Options and Incentive Stock Options under the PRC and IRC, respectively, all matters provided in the Plan, in the Option Contracts, or in such rules and regulations to be determined or performed by the Committee may be determined or performed by the entire Board of Directors. No member of the Board of Directors or of the Committee shall be liable for any action taken or any determination made in good faith with respect to the Plan or any Option Contract.

     (c) Findings of the Board of Directors and Committee Are Conclusive. Each determination, interpretation, or other action made or taken pursuant to the provisions of this Plan by the Board of Directors or the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons, including, without limitation thereto, the Corporation, the shareholders, the Committee and each of the members thereof, and the Employees of the Corporation, and their respective successors in interest.

  4.2  Amendment and Discontinuance of the Plan.

     The Board of Directors may at any time amend, modify, suspend or terminate the Plan, without shareholder approval, except to the extent such approval is required by the PRC or the IRC to permit the granting of Qualified Stock Options or Incentive Stock Options, or by the rules of any securities exchange or automated quotation system on which the shares of Common Stock of the Corporation trade at such time; provided, that no change shall be made which will have a material adverse effect upon any Option or Stock Appreciation Right previously granted unless the consent of the affected Employee is obtained.

  4.3  Compliance with Law and Other Conditions.

     (a) Options and Stock Appreciation Rights. Any exercise by an Employee of an Option or Stock Appreciation Right shall be made only in compliance with any applicable rule or regulation of the Securities and Exchange Commission exempting such exercise from the operation of Section 16(b) of the Securities Exchange Act of 1934 and any other applicable law, rule, regulation or other provision that may hereafter relate to the exercise and cash settlement rights of Stock Appreciation Rights under the Federal securities laws.

     (b) Generally. No shares of Common Stock shall be issued pursuant to the exercise of any Option or Stock Appreciation Right granted under the Plan prior to the compliance by the Corporation to the satisfaction of its counsel with any applicable laws and with any applicable regulations of any securities exchange on which such shares are listed.

  4.4  Withholding Taxes.

     Whenever shares of Common Stock are to be issued pursuant to the Plan, the Corporation shall have the right to require that there be remitted to the Corporation an amount sufficient to satisfy all applicable federal, state, commonwealth and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. The Corporation reserves the right to satisfy the applicable federal, state, commonwealth and local withholding tax requirements through the retention of shares of Common Stock otherwise transferable upon exercise of an Option. Such withheld amounts shall meet the Federal securities laws requirements set forth in Section 4.3, Subsection (a), hereof. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.

  4.5  Tax Offset Payments.

     The Committee shall have the authority at the time of any award under this Plan or anytime thereafter to make Tax Offset Payments to assist Employees in paying income taxes incurred as a result of their participation in this Plan. The Tax Offset Payments shall be determined by multiplying a percentage established by the Committee by all or a portion (as the Committee shall determine) of the taxable income recognized by an Employee upon (i) the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right, or (ii) the disposition of shares received upon exercise of a Qualified Stock Option or Incentive Stock Option. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interests of the Corporation to assist Employees in paying income taxes incurred as a result of the events described in the preceding sentence. Tax Offset Payments shall be subject to the restrictions on transferability applicable to Options set forth in Section 2.1(f).

  4.6  Use of Proceeds and Funding.

     (a) Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation and may be used for its corporate purposes as the Corporation may determine.

     (b) Funding. No provision of the Plan shall require or permit the Corporation, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Employees shall have no rights under the Plan other than as unsecured general creditors of the Corporation, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law. This Subsection shall not prevent the Corporation from purchasing its Common Stock for the purpose of meeting its requirements to issue Common Stock pursuant to the Plan.

  4.7  Other.

     To the extent applicable, this Plan is intended to permit the issuance of Qualified Stock Options in accordance with the provisions of Section 1046 of the PRC and Incentive Stock Options in accordance with Section 422 of the IRC. This Plan may be modified or amended at any time, both prospectively and retroactively, and in such manner as to affect Qualified Stock Options or Incentive Stock Options previously granted, if such amendment or modification is necessary for this Plan and the Qualified Stock Options or Incentive Stock Options granted hereunder to qualify under said provisions of the PRC and the IRC.

                                 [FFCC LOGO]

                                                              APPENDIX

                    FIRST FINANCIAL CARIBBEAN CORPORATION
                           1159 F.D. ROOSEVELT AVE.
                         SAN JUAN, PUERTO RICO 00920

                                    PROXY

    SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

     The undersigned holder of Common Stock of First Financial Caribbean Corporation (the "Corporation") hereby authorizes and appoints Salomon Levis, Zoila Levis and Richard F. Bonini, or any one or more of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at The Doral Building, Fifth Floor, 650 Munoz Rivera Avenue, San Juan, Puerto Rico at 11:00 a.m., local time, on Wednesday, April 16, 1997 and any adjournment or adjournments of said meeting and thereat to vote and act with respect to all the shares of Common Stock of the Corporation that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

     Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof.

     Receipt of the Notice of Meeting and the related Proxy Statement in hereby acknowledged.

                                     (Continues and to be signed on other side)

--------------------------------------------------------------------------------
                           * FOLD AND DETACH HERE *

    If no direction is given, this proxy will be voted FOR items 1,2 and 3.                  Please mark  [X]
                                                                                             your votes as
                                                                                             indicated in
                                                                                             this example

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

No. 1 - Election Directors:                                                                                FOR          WITHHELD
        Nominees are Richard F. Bonini, Edgar M. Cullman, Jr., Fredrick M. Danziger, John L. Ernst,     all listed      as to all
        Salomon Levis, Zoila Levis, A. Brean Murray and Victor M. Pons, Jr.                              nominees       nominees

(To withhold authority to vote for any individual nominee, write that nominee's name in the space           [ ]           [ ]
 provided below.
----------------------------------------------------------------------------------------------------

No. 2 - Approval of the Corporation's 1997                No. 3 - Appointment of Price Waterhouse
        Employee Stock Option Plan                                as independent Accountants

           FOR    AGAINST    ABSTAIN                             FOR    AGAINST    ABSTAIN
           [ ]      [ ]        [ ]                               [ ]      [ ]        [ ]         To vote in accordance with the
                                                                                                 Board of Director's recommendation,
                                                                                                 just sign below.  No boxes need to
                                                                                                 be checked.
                                                                                                 Dated:                       ,1997
                                                                                                       ----------------------
                                                                                                 Signature:
                                                                                                           -------------------------
                                                                                                 Signature:
                                                                                                           -------------------------
                                                                                                 Please mark, date and sign as your
                                                                                                 name appears to the left and return
                                                                                                 in the enclosed envelope.  If
                                                                                                 acting as executor, administrator,
                                                                                                 trustee, guardian, etc., you should
                                                                                                 so indicate when signing.  If the
                                                                                                 signer is a corporation, please
                                                                                                 sign the full corporate name by a
                                                                                                 duly authorized officer.  If shares
                                                                                                 are held jointly, each shareholder
                                                                                                 named should sign.
------------------------------------------------------------------------------------------------------------------------------------
                                                      - FOLD AND DETACH HERE -
